EXHIBIT 10.3

[Letterhead of BCB Community Bank]

May 10, 2012

Kenneth Walter, CFO
BCB Community Bank
104-110 Avenue C
Bayonne, NJ 07002

RE:	BCB COMMUNITY BANK/KENNETH
WALTER/EMPLOYMENT AGREEMENT

Dear Ken:

Pursuant to the vote of the Board of Directors ("Board") of BCB Community Bank ("BCB") at last night's Board meeting, please be advised that the Board, pursuant to Section 2(a) of the Employment Agreement between BCB Community Bank and Kenneth Walter, dated as of July 6, 2010 ("Agreement"), has elected not to extend the term of the Agreement, and hereby gives you written notice of its non-renewal of the Agreement.

Thank you.

Very truly yours,

/s/ John J. Brogan, Esq.

JOHN J. BROGAN, ESQ.
GENERAL COUNSEL
BCB COMMUNITY BANK

INTER-OFFICE DELIVERY
JBrogan/server/Executive Agreements.Letter to Ken Walter.5.10.12